Exhibit 99.8

No. 1960271

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of -

EUROTUNNEL P.L.C.

(As amended on 29 May 1986, 26 June 1986 and 23 May 1991)

1.
The name of the Company is "Precis (481) Limited".(1)

(1)
The name of the Company was changed to Eurotunnel Limited on 25 February 1986. The Company was re-registered as a public company with the name Eurotunnel P.L.C. pursuant to a special resolution passed on 26 June, 1986.

2.
The Company is to be a public company.

3.
The Company's registered office is to be situated in England and Wales.

4.
The Company's objects are:—

(A)
(i)    To purchase the entire issued share capital of The Channel Tunnel Group Limited and to act as a holding and co-ordinating company in respect thereof.

(ii)
To carry on all or any of the businesses of designing, developing, constructing, financing and operating tunnels or other fixed transport links under the English Channel between England and France and any activities ancillary thereto.

(B)
To acquire by any means any real or personal property or rights whatsoever and to use, exploit and develop the same.

(C)
To carry on any other business which may seem to the Company capable of being conducted directly or indirectly for the benefit of the Company.

(D)
To conduct, promote and commission research and development in connection with any activities or proposed activities of the Company, and to apply for and take out, purchase or otherwise acquire any patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names and designations, know-how, formulae, licences, concessions and the like (and any interest in any of them) and any exclusive or non-exclusive or limited right to use, and any secret or other information as to, any invention or secret process of any kind; and to use exercise, develop, and grant licences in respect of, and otherwise turn to account and deal with, the property, rights and information so acquired.

(E)
To acquire by any means the whole or any part of the assets, and to undertake the whole or any part of the liabilities, of any person carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in connection therewith, and to acquire an interest in, amalgamate or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance, with any such person and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, whether fully or partly paid up, debentures, or other securities or rights that may be agreed upon.

(F)
To subscribe for, underwrite, purchase or otherwise acquire, and to hold, and deal with, any shares, stocks, debentures, bonds, notes and other securities, obligations and other investments of any nature whatsoever and any options or rights in respect of them; and otherwise to invest and deal with the money and assets of the Company.

(G)
To lend money or give credit to such persons on such terms as may seem expedient.

(H)
To borrow money and to secure by mortgage, charge or lien upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, the discharge by the Company or any other person of any obligation or liability.

(I)
To guarantee the performance of any obligation by any person whatsoever, whether or not for the benefit of the Company or in furtherance of any of its objects.

(J)
To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(K)
To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state, department or other authority (international, national, local, municipal or otherwise) for enabling the Company to carry any of its objects into effect or for extending any of the Company's powers or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to carry out and exercise all powers and rights thereunder and to oppose any actions, steps, proceedings or applications which may seem calculated directly or indirectly to prejudice the interest of the Company or of its members.

(L)
To enter into any arrangements with any government, state, department or other authority (international, national, local, municipal or otherwise), or any other person, that may seem conducive to the Company's objects or any of them, and to obtain from any such government, state, department, authority, or person, and to carry out, exercise and exploit, any charter, contract, decree, right, privilege or concession which the Company may think desirable.

(M)
To do all or any of the following, namely—

(A)
to establish, provide, carry on, maintain, manage, support, purchase and contribute to any pension, superannuation, retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of, and to give or procure the giving of pensions, annuities, allowances, gratuities, donations, emoluments, benefits of any description (whether in kind or otherwise), incentives, bonuses, assistance (whether financial or otherwise) and accommodation in such manner and on such terms as the Company thinks fit to, and to make payments for or towards the insurance of—

(i)
any individuals who are or were at any time in the employment of, or directors or officers of (or held comparable or equivalent office in), or acted as consultants or advisers to or agents for—

(a)
the Company or any company which is or was its holding company or is or was a subsidiary of the Company or any such holding company; or

(b)
any person to whose business the Company or any subsidiary of the Company is, in whole or in part, a successor directly or indirectly; or

(c)
any partnership in which the Company or any subsidiary of the Company is or was a partner, or any other partner in such a partnership;

(d)
any person otherwise allied to or associated with the Company;

(ii)
any other individuals whose service has been of benefit to the Company or who the Company considers have a moral claim on the Company; and

(iii)
the spouses, widows, widowers, families and dependants of any such individuals as aforesaid; and

(B)
to establish, provide, carry on, maintain, manage, support and provide financial assistance to welfare, sports and social facilities, associations, clubs, funds and institutions which the Company considers likely to benefit or further the interests of any of the aforementioned individuals, spouses, widows, widowers, families and dependants.

(N)
To establish, maintain, manage, support and contribute to any schemes for the acquisition of shares in the Company or its holding company by or for the benefit of any individuals who are or were at any time in the employment of, or directors or officers of, the Company or any company which is or was its holding company or is or was a subsidiary of the Company or any such holding company or any partnership in which the Company or any subsidiary of the Company is or was a partner, and to lend money to any such individuals to enable them to acquire shares in the Company or in its holding company and to establish, maintain, manage and support (financially or otherwise) any schemes for sharing profits of the Company or any other such company as aforesaid with any such individuals.

(O)
To subscribe or contribute (in cash or in kind) to, and to promote or sponsor, any charitable, benevolent or useful object of a public character or any object which may in the opinion of the Company be likely directly or indirectly to further the interests of the Company, its employees or its members.

(P)
To pay and discharge all or any expenses, costs and disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered, in connection with the formation, promotion and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

(Q)
To issue, allot and grant options over securities of the Company for cash or otherwise or in payment or part payment for any real or personal property or rights therein purchased or otherwise acquired by the Company or any services rendered to, or at the request of, or for the benefit of, the Company or as security for, or indemnity for, or towards satisfaction of, any liability or obligation undertaken or agreed to

2

  be undertaken by or for the benefit of the Company, or in consideration of any obligation (even if valued at less than the nominal value of such securities) or for an other purpose.

(R)
To procure the Company to be registered or recognised in any part of the world.

(S)
To promote any other company for the purpose of acquiring all or any of the property or undertaking any of the liabilities of the Company, or both, or of undertaking any business or operations which may appear likely to assist or benefit the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures or other securities of any such company as aforesaid.

(T)
To dispose by any means of the whole or any part of the assets of the Company or of any interest therein.

(U)
To distribute among the members of the Company in kind any assets of the Company.

(V)
To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duty or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and, to such extent as may be permitted by law, otherwise to indemnify or to exempt any such person against or from any such liability.

(W)
To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(X)
To do all such other things as may be deemed, or as the Company considers, incidental or conducive to the attainment of the above objects or any of them.

AND IT IS HEREBY DECLARED that in this clause:-

  (a)
  unless the context otherwise requires, words in the singular include the plural and vice versa;

  (b)
  unless the context otherwise requires, a reference to a person includes a reference to a body corporate and to an unincorporated body of persons;

  (c)
  references to "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible;

  (d)
  the expression "subsidiary" (except in paragraph (e) below), "holding company" and "subsidiary undertaking" shall have the meanings given to them in the Companies Act 1985 (as amended) or any statutory modification or reenactment thereof;

  (e)
  the objects specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and accordingly shall not be in any way limited or restricted (except so far as otherwise expressly stated in any paragraph) by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or the name of the Company, and none of the paragraphs shall be deemed merely subsidiary or incidental to any other paragraph.

5.
The liability of the members is limited.

6.
The share capital of the Company is £100, divided into 100 shares of £1 each.(2)

(2)
By a Special Resolution passed on 26 June, 1986 the share capital of the Company was increased to £50,008 divided into 50,008 shares of £1 each such shares being consolidated into 12,502 shares of £4 each. The share capital of the Company was further increased to £62,000,000 divided into 15,500,000 shares of £4 each on 1 September, 1986. By Special Resolutions passed on 25 September 1987, which resolutions became unconditional on 13 November 1987, each existing share of £4 each was sub-divided into 10 shares of 40p each and the share capital was increased to £208,000,000, divided into 520,000,000 shares of 40p each, by the creation of a further 365,000,000 such shares. By a Special Resolution passed on 27 June, 1990 the share capital of the Company was increased to £400,000,000 divided into 1,000,000,000 shares of 40p each, by the creation of a further 480,000,000 such shares. By an ordinary resolution passed on 17 February 1994 the share capital of the Company was increased to £410,000,000 divided into 1,025,000,000 shares of 40 pence each by the creation of 25,000,000 such shares. By an ordinary resolution passed on 31 May 1995 the share capital of the Company was increased to £414,500,000 divided into 1,036,250,000 shares of 40 pence each by the creation of 11,250,000 such shares.

3

WE, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum and we agree to take the number of shares shown opposite our respective names.

	Names and Addresses of Subscribers	Number of shares taken by each subscriber
1.	Bernd Ratzke "Wrentham" Blundel Lane Stoke d'Abernon Cobham Surrey KT11 2SF	One
2.	Leon Neal 34 Hill Crest Tunbridge Wells Kent	One

Dated 23rd September 1985

Witness to the above signatures:-

  June Pattinson
  3 Victoria Court
  Victoria Road
  Romford
  Essex

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New Articles(2)

No. 1960271

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

EUROTUNNEL PLC

(adopted by a conditional special resolution passed on
25 September 1987 becoming unconditional on 13 November 1987 and amended by special resolutions passed on 23 May 1991, 31 May 1995 and 27 June 1996 and by conditional special resolution passed on 10 July 1997)

PRELIMINARY

1. (1)	In these articles the following words bear the following meaning—
"the Act"	subject to paragraph (3) below, the Companies Act 1985;
"these articles"	the articles of the Company;
"clear days"	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
"Eurotunnel SA"	means Eurotunnel S.A. (a société anonyme incorporated in France no RCS Nanterre B334192408)(1);
"executed"	any mode of execution;
"holder"	in relation to shares, the member whose name is entered in the register of members as the holder of the shares;
"Office"	the registered office of the Company;
"the seal"	the common seal of the Company and all official seals kept by the Company by virtue of sections 39 and 40 of the Act, or any of them as the case may require;
"secretary"	any person appointed by the directors to perform the duties of the secretary of the Company, including (subject to the provisions of the Act) a joint, assistant or deputy secretary;
"stock exchange nominee"	a person designated pursuant to section 185(4) of the Act;
"the Uncertificated Securities Regulations"	subject to paragraph (3) below, the Uncertificated Securities Regulations 1995;
"Unit"	a share unit comprising one share in the capital of the Company and one share in the capital of Eurotunnel SA;
"Unit Certificate"	a certificate in the form described in article 10(1);
"warrant"	any right to subscribe for, or to convert any security into, shares in the Company.

1
Now RCS Paris B334192408 following the relocation of Eurotunnel S.A.'s head office in June, 1991.
(2)
Save as aforesaid and unless the context otherwise requires, words or expressions contained in these articles bear the same meaning as in the Act or the Uncertificated Securities Regulations (as the case may be).
(3)
A reference to any statute or regulations made pursuant to any statute or provision of a statute or such regulations includes a reference to any modification or re-enactment of it or them for the time being in force.
(4)	Unless the context otherwise requires—
(a) words in the singular include the plural, and vice versa;

(b) words importing any gender include all genders; and
(c) a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.
	(5)	References to writing include references to typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form.
	(6)	The headings are inserted for convenience only and do not affect the construction of these articles.
(7)
A reference to shares in "uncertificated form" means shares title to which is recorded in the register of members as being held in such form and which by virtue of the Uncertificated Securities Regulations may be transferred by means of a relevant system and a reference to shares in "certificated form" means shares title to which is not so recorded and may not be so transferred.
2.	The regulations contained in Table A do not apply to the Company.

SHARE CAPITAL

3.	(1)	The authorised share capital of the Company at the date of adoption of these articles is £55,874,166.59 divided into 5,587,416,659 ordinary shares of 1 pence each.
	(2)
		The Company shall procure that its shares shall not be admitted to listing on or dealt in on any recognised stock exchange or recognised investment exchange (as defined) in section 207 of the Financial Services Act 1986) unless they are so listed or dealt in only as part of Units.
4.	(1)
		Subject to the provisions of the Act and subject as set out in article 4(2) the unissued shares in the Company shall be at the disposal of the directors, who may allot, grant options over or otherwise dispose of them so such persons and on such terms as the directors may think fit.
	(2)
		None of the unissued shares of the Company shall be allotted, shall be the subject matter of warrants or shall be otherwise disposed of unless such shares are or will fall to be issued in the form of Units, each share in any Unit being held by the same person.
5.	(1)
		Subject to the provisions of the Act and subject as set out in article 5(3), shares may be issued on terms that they are, or are to be liable, to be redeemed at the option of the Company or the holder ("redeemable shares") on such terms and in such manner as may be provided by these articles.
	(2)
		Without prejudice to any rights attached to any existing shares, but subject as set out in article 5(3), any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.
	(3)
		The Company shall not issue redeemable shares or issue shares with rights and restrictions which differ, to any material extent, from the existing shares in the capital of the Company unless the shares in Eurotunnel SA comprised in the Units to be issued pursuant to article 4(2) are redeemable on equivalent terms to the redeemable shares to be issued by the Company or, as the case may be, are issued with equivalent rights and restrictions to the shares to be issued by the Company.
6.
	The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.
7.
	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety of it in the holder or, in the case of a bearer share, in the bearer of the bearer share for the time being.

VARIATION OF RIGHTS

8.	Subject to the provisions of the Act, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may only be varied if an equivalent variation is made to the rights attached to the class of shares in Eurotunnel SA comprised in the Units incorporating the class of shares in the Company whose rights are to be varied and the rights attached to such class of shares in the Company may be varied, either while the Company is a going concern or during or in contemplation of a winding up—
	(a)	in such manner (if any) as may be provided by those rights; or
(b)
in the absence of any such provision, with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise. To every such separate meeting the provisions of these articles relating to general meeting shall apply, except that the necessary quorum at any such meeting other than an adjourned meeting shall be two persons together holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and at an adjourned meeting shall be one person holding shares of the class in question or his proxy.
9.
Unless otherwise expressly provided by the rights attached to any shares, those rights shall be deemed to be varied by the reduction of the capital paid up on those shares and by the creation or issue of further shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by the first-mentioned shares, but shall not otherwise be deemed to be varied by the creation or issued of further shares ranking pari passu with them or subsequent to them.

SHARE CERTIFICATES

10.	(1)	Every holder of shares (other than a stock exchange nominee, in respect of whom the Company is not required by law to complete and have ready a certificate, a holder of shares in respect of which a bearer certificate is in issue, and a holder of shares which are for the time being in uncertificated form) shall be entitled without payment to one certificate for all the shares of each class of shares in the Company comprised in the Units held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of that holding) or, upon payment for every certificate after the first of such reasonable sum as the directors may determine, to several certificates each for one or more of the shares comprised in his Units. Every certificate shall be in the form of a Unit Certificate and shall:
		(a)
		in respect of the shares in the Company the subject matter of the certificate, be under seal or bear an imprint or representation of the seal or such other form of authentication as the directors may determine and specify the number, class and distinguishing numbers (if any) of such shares and the amount or respective amounts paid up on them; and
		(b)
		have attached thereto an "Attestation d'Inscription en Compte" (statement providing evidence of ownership) in respect of the shares in Eurotunnel SA included in the Units comprising the relevant shares in the Company.

		The Company shall not be bound to issue more than one certificate for shares comprised in Units held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.
	(2)
		If a Unit Certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company and/or Eurotunnel SA in investigating evidence as the directors of the company and of Eurotunnel SA may jointly determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificates.
10A.	(1)	Upon the directors resolving to give effect to this article 10A:
		(a)
		the holding of ordinary shares of 1p each in the capital of the Company, including ordinary shares in respect of which warrants to bearer have been issued pursuant to these articles, in uncertificated form shall be permitted;
		(b) the transfer of title to such shares by means of a relevant system shall be permitted; and
		(c)
		to the extent any provisions contained in these articles shall be inconsistent with paragraphs (a) or (b) above or the Uncertificated Securities Regulations those provisions shall be deemed to be deleted and shall not apply to any uncertificated ordinary shares.
	(2)
		The Company shall issue shares in uncertificated form and shall change shares from uncertificated form to certificated form and vice versa only in accordance with the terms of the Uncertificated Securities Regulations.
	(3)	Until such time as the directors resolve to give effect to this article 10A the provisions of this article (other than this paragraph (3)) shall be in abeyance.

LIEN

11.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may declare any share in the Company to be wholly or in part exempt from the provisions of this article provided that the share in Eurotunnel SA comprises in the Unit including such share in the Company is not subject to any such lien in favour of Eurotunnel SA. The Company's lien on a share shall extend to all amounts payable in respect of it.
12.	(1)
Subject to article 12(2) the Company may sell, in such manner as the directors determine, any share on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the Unit, or the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.
(2)
The Company may exercise its power of sale under article 12(1) only if Eurotunnel SA shall have a similar power of sale in respect of the share in Eurotunnel SA comprised in the Unit including such share in the Company and, if such powers of sale are to be exercised, they shall be exercised jointly and in accordance with article 27.
13.
To give effect to the sale the directors may authorise some person to execute an instrument of transfer of the share sold, or in the case of shares for the time being in uncertificated form to take such other steps in the name of the holder as may be necessary to transfer the shares sold, to, or in accordance with the directions of, the purchaser. The title of the transferee to the share shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
14.
The net proceeds of the sale of the Unit, after payment of the costs, shall be divided between the Company and Eurotunnel SA and the sum to which the Company is entitled shall be applied in payment of so much of the amount for which the lien exists as is presently payable, and any residue shall (in the case of Units comprising shares in certificated form upon surrender to the Company of cancellation of the Unit Certificate for the Unit sold and subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the person entitled to the Unit at the date of the sale.

CALLS ON SHARES AND FORFEITURE

15.	(1)	Subject to the terms of allotment and to article 15(2), the directors may make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the company or an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Units including the shares in respect of which the call was made.
	(2)
		The directors may make calls only if Eurotunnel SA shall have a similar power to make calls in respect of the shares in Eurotunnel SA comprised in the Units including the relevant shares in the Company and, in such event, the directors and the directors of Eurotunnel SA shall make such calls jointly.
	(3)
		The directors may reject the payment by a member of any amount tendered in respect of a call on that member's shares in the Company, if, or to the extent that, such member has failed to pay a call in respect of the shares in Eurotunnel SA comprised in the Units including the relevant shares. If the directors so determine the provisions of these articles shall in such event apply as if such call were unpaid.
16.	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.
17.	The joint holders of shares comprised in a Unit shall be jointly and severally liable to pay all calls in respect of such shares.
18.
	If a call remains unpaid after it has become due and payable the person from whom it is due shall pay interest on the amount unpaid, from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares comprised in the Units in question or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

19.
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid these articles shall apply as if that sum had become due and payable by virtue of a call.
20.
Subject to the terms of allotment, and provided the directors of Eurotunnel SA determine to exercise their powers in relation to the Eurotunnel SA shares comprised in the relevant Units with similar results, the directors may differentiate between the holders in the amounts and times of payment of calls on the shares comprised in their Units.
21.
The directors may receive from any member willing to advance it all or any part of the amount unpaid on the shares held by him (beyond the sums actually called up) as a payment in advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay interest on the amount so received, or such much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate as the member and the directors agree; but a payment in advance of a call shall not entitle the holder of the shares to participate in respect of the payment in a dividend declared after the payment but before the call.
22.	The provisions of articles 23 to 26 shall be subject to the following:
(a)
the directors shall not give a notice under article 23(1) unless the directors of Eurotunnel SA shall have either an equivalent power of forfeiture or an equivalent power of sale to the power of forfeiture or power of sale contained in articles 23 to 26 in respect of the share in Eurotunnel SA comprised in the Unit including the share in the Company liable to forfeiture or sale and, in such event, the Company and Eurotunnel SA shall exercise such powers jointly in respect of the relevant Unit;
(b) no share in the Company may be forfeited or sold under the power of sale unless the share in Eurotunnel SA comprised in the relevant Unit is forfeited or sold (as the case may be) at the same time.
23.	(1)
If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited or alternatively will state that the same shall be liable to be sold under the power of sale.
(2)
If a notice under sub-paragraph (1) is not complied with the directors may resolve, before the payment required by the notice has been made, in relation to any shares in respect of which the notice was given:-
(a) that the shares be forfeited and in such case the forfeiture shall include all amounts payable in respect of the forfeited shares and not paid before the forfeiture; or
(b) subject to article 27, that the shares be sold on such terms and in such manner as the directors of the Company and the directors of Eurotunnel SA shall jointly determine.
24.
Subject to the provisions of the Act and to the provisions of article 27, a Unit including a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors of the Company and the directors of Eurotunnel SA shall jointly determine either to the person who was before the forfeiture the holder or to any other person and, at any time before the disposition, the forfeiture may be cancelled on such terms as the directors of the Company and the directors of Eurotunnel SA shall jointly determine. Where for the purposes of its disposal a forfeited Unit is to be transferred to any person or where the directors exercise the power of sale, the directors of the Company and the directors of Eurotunnel SA may jointly authorise someone to execute an instrument of transfer of the Unit, or in the case of Units comprising shares for the time being in uncertificated form to take such other steps in the name of the holder as may be necessary to transfer the Unit to that person.

25.
A person any of whose shares have been forfeited or sold under the power of sale shall cease to be a member in respect of them and, in the case of shares in certificated form, shall surrender to the Company and Eurotunnel SA for cancellation the Unit Certificate for the Unit comprising the shares forfeited or sold but shall remain liable to the Company for all amounts which at the date of forfeiture or sale were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those amounts before the forfeiture of sale or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture or sale until payment, but the directors may waive payment wholly or in party or enforce payment without any allowance for the value of the shares at the time of forfeiture or sale or for any consideration received on their disposal under article 24. In the case of a sale under the power of sale the directors shall jointly with the directors of Eurotunnel SA apply the proceeds of sale of the relevant Unit, net of expenses, in payment or part payment of the amounts payable by such person to the Company and to Eurotunnel SA at the date of sale. Any balance remaining after such payment shall be returned to such person but pending such return the Company shall not be bound to earn or pay interest on any money so held.
26.
A statutory declaration by a director or the secretary that the shares comprised in a Unit have been forfeited or sold on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share in the Company comprised in the Unit and the declarations shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the Unit is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the shares comprised in the Unit be affected by any irregularity in or invalidity of the proceedings in references to the forfeiture, sale or disposal of the share.

TRANSFER OF SHARES

27.	The provisions of articles 28 to 34 shall be subject to the following:-
	(a)	no share shall be transferred to any person unless that person also acquires the share in Eurotunnel SA comprised in the Unit including such share in the Company;
(b)
no transfer of a share shall be registered unless at the same time there is registered in the register of members of Eurotunnel SA a transfer to the same transferee of the share in Eurotunnel SA comprised in the Unit including such share in the Company; and
(c)
no renunciation of the allotment of any share shall be recognised by the Company unless the person in whose favour such share is renounced also has renounced in his favour the allotment of the share in Eurotunnel SA comprised in the Unit including such share in the Company.
28.
The instrument of transfer of a share in certificated form may be in any usual form or in any other form which the directors approve and shall be executed by or on behalf of the transferor and, where all amounts payable in respect of a share have not been fully paid, by or on behalf of the transferee.
29.
The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share in certificated form which in accordance with article 28 requires execution by or on behalf of a transferee (whether or not so executed). They may also refuse to register a transfer of a share in certificated form unless the instrument of transfer:-
(a)
is lodged, duly stamped, at the Office or at the registered office of Eurotunnel SA or at such other place as the directors may appoint and (except in the case of a transfer by a stock exchange nominee where a certificate has not been issued in respect of a share) is accompanied by the Unit Certificate for the Unit including the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;
	(b)	is in respect of only one class of share; and
	(c)	is in favour of not more than four transferees.
29A.
In the case of shares for the time being in uncertificated form transfers shall be registered only in accordance with the terms of the Uncertificated Securities Regulations but so that the directors may refuse to register a transfer which would require shares to be held jointly by more than four persons.
30.
If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the Company, or in the case of shares in uncertificated form the Operator-instruction was received by the Company, send to the transferee notice of the refusal.
31.
The registration of transfer of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine but so that such a suspension shall only apply to shares in uncertificated form with the prior consent of the Operator.

32.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
33.
The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is given.
34.	Save for article 27 nothing in these articles shall preclude the directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

DESTRUCTION OF DOCUMENTS

35.	(1)	The Company may destroy—
		(a)	any instrument of transfer, after six years from the date on which it is registered;
		(b)	any dividend mandate or notification of change of name or address, after two years from the date on which it is recorded; and
		(c)	any Unit Certificate, after one year from the date on which it is cancelled.
(2)
It shall be conclusively presumed in favour of the Company that every entry in the register of members purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every Unit Certificate so destroyed was duly cancelled, and that every other document so destroyed was valid and effective in accordance with the particulars in the records of the Company: provided that—
		(a)	this article shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;
(b)
nothing in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document otherwise than as provided for in this article which would not attach to the Company in the absence of this article; and
		(c)	references in this article to the destruction of any document include references to the disposal of it in any manner.

UNTRACED MEMBERS

36.	(1)	Subject to article 36(2) the Company shall be entitled to sell at the best price reasonably obtainable any Unit including a share held by a member, or any Unit including a share to which a person is entitled by transmission, if—
		(a)
			for a period of 12 years no cheque or warrant for amounts payable in respect of the share included in the Unit sent and payable in a manner authorised by these articles has been cashed and no communication has been received by the Company from the member or person concerned;
		(b)	during that period at least three dividends in respect of the share included in the Unit have become payable;
		(c)
			the Company has, after the expiration of the said period of 12 years, by advertisement in both a national newspaper published in the United Kingdom and in a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located, and by notice in writing to the Quotations Department of The Stock Exchange, first given notice of its intention to sell such Unit; and
		(d)	the Company has not during the further period of three months after the date of the advertisement and prior to the sale of the Unit received any communication from the member or person concerned.
	(2)
		The Company may exercise its powers of sale under sub-clause (1) above only if Eurotunnel SA shall have a similar power of sale in respect of the share in Eurotunnel SA comprised in the Unit including such share in the Company and, in such event, the Company and Eurotunnel SA shall exercise such powers jointly and in accordance with article 27.

(3)
To give effect to the sale the Company may appoint any person to execute an instrument of transfer of the share included in the Unit, or in the case of a share for the time being in uncertificated form to take such other steps in the name of the holder as may be necessary to transfer the Unit sold, and the instrument or steps (as the case may be) shall be as effective as if it had been executed or they had been taken by the registered holder of, or person entitled by transmission to, the share included in the Unit. The Company shall be indebted to the member or other person entitled to the share included in the Unit for an amount equal to the net proceeds of sale, but no trust shall be created and no interest shall be payable in respect of the proceeds of sale.

TRANSMISSION OF SHARES

37.	If a registered member dies the survivor where he was a joint holder, or his personal representative where he was a sole holder or the only survivor of joint holders, shall be the only person recognised by the Company as having any title to his interest; but nothing in this article shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.
38.	(1)
		Subject to article 38(2) a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect to become the holder of the share or, in the case of shares in certificated form, alternatively elect to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member had not occurred.
	(2)
		No person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect to become the holder of the share or elect to have some person nominated by him registered as the transferee unless that person or nominated transferee also becomes the holder of the share in Eurotunnel SA comprised in the Unit including such share in the Company.
39.
	A person becoming entitled to a share by reason of the death or bankruptcy of a registered member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any general meeting or at any separate meeting of the holders of any class of shares.

BEARER SHARES

40.	Subject to any statutory restrictions for the time being in force and subject as set out in article 4(2) the Company may issue certificates (hereinafter called "bearer certificates") in respect of any fully paid up shares stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends on the shares comprised therein. The directors may determine and from time to time vary the conditions upon which bearer certificates shall be issued, and, in particular, the conditions upon which a new bearer certificate or coupon will be issued in the place of one worn out, defaced, lost or destroyed (provided that no new bearer certificate shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed) or upon which the bearer shall be entitled to attend and vote at general meetings, or upon which a bearer certificate may be surrendered and the name of the bearer entered in the register in respect of the shares therein specified. The bearer of a bearer certificate shall be subject to the conditions for the time being in force in relation thereto, whether made before or after the issue thereof, and subject to such conditions and to the provisions of the Act such bearer shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges and be subject to the same restrictions on transfer contained in articles 27(a) and 27(c) as he would have had if his name had been included in the register of members as the holder of the shares comprised in such bearer certificate.

DISCLOSURE OF INTERESTS

41.	(1)	No member shall, unless the directors otherwise determine, be entitled in respect of any share held by him to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares, or to exercise any other right conferred by membership in relation to any such meeting, if he or any other person appearing to be interested in the share has been given a notice under section 212 of the Act and has failed to give the Company the information thereby required within 28 days from the date of the notice. For the purposes of this article—
(a)
a person other than a member shall be treated as appearing to be interested in any share if the member holding the share has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested; and
(b)
reference to a person having failed to give the Company the information required by a notice includes (i) reference to his having failed or refused to give all or any part of it and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular.
(2)
Where the sanctions under paragraph (1) of this article apply in relation to any shares, they shall cease to have effect at the end of the period of seven days (or such shorter period as the directors may determine) following the earlier of:
		(a)	receipt by the Company of the information required by the notice mentioned in that paragraph; and
		(b)	receipt by the Company of notice that the shares have been transferred by means of an excepted transfer and the directors may suspend or cancel any of the sanctions at any time in relation to any shares.
	(3)	For the purposes of paragraph (2) of this article, "excepted transfer" means, in relation to any shares held by a member:
		(a)	a transfer pursuant to acceptance of a take-over offer (within the meaning of Part XIIIA of the Act) in respect of shares in the Company; or
(b)
a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services Act 1986) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or
(c)
a transfer which is shown to the satisfaction of the directors to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.
(4)
Where, on the basis of information obtained from a member in respect of any share held by him, the Company gives a notice under section 212 of the Act to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of paragraph (1) above.

ALTERATION OF CAPITAL

42.	Subject to article 43 the Company may by ordinary resolution—
	(a)	increase its share capital by new shares of such amount as the resolution prescribes;
	(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
	(c)	subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum;
	(d)	determine that, as between the shares resulting from such a sub-division, any of them may have any preference or advantage as compared with the others; and
(e)
cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

43.
The Company shall not effect any alteration of capital within article 42 or within article 45 or any purchase of its own shares within article 46 unless Eurotunnel SA shall effect a similar alteration of its capital or purchase of its shares so that the number of shares in issue in the Company and in Eurotunnel SA shall be identical at all times and the classes of shares in issue in the two companies shall (save for any differences in the par value thereof) correspond and so that all shares in the Company in issue at any time shall be in the form of Units.
44.
Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may on behalf of those members, subject to article 27, sell to any person (including, subject to the provisions of the Act, the Company) the shares representing the fractions for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares, or in the case of shares for the time being in uncertificated form to take such other steps in the name of the holder as may be necessary to transfer the shares sold, to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
45.	Subject to the provisions of the Act and to article 43, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account, in any way.

PURCHASE OF OWN SHARES

46.	Subject to the provisions of the Act and to article 43, the Company may purchase its own shares, including redeemable shares, but not unless the purchase has been sanctioned by an extraordinary resolution passed at a separate meeting of the holders of any class of convertible shares in the Company.

GENERAL MEETINGS

47.	All general meetings other than annual general meetings shall be called extraordinary general meetings.
48.	The directors may:-
(i)
call general meetings and on a members' requisition under section 368 of the Act shall forthwith convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or, if there is no director within the United Kingdom, any member of the Company may call a general meeting; and
(ii)
for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place thereof and the entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the directors shall, and in the case of any other general meeting the directors may, when specifying the place of the general meeting, direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside ("the Principal Place") and make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this article or who wish to attend at any of such other places Provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places. Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these articles any such meeting shall be treated as being held and taking place at the Principal Place.
49.	Unless otherwise determined by the directors:-
	(a)	annual general meetings shall be held in England and France in alternate years; and

(b)	all general meetings shall be held on the same day and at the same place as the general meeting of Eurotunnel SA (if any) convened to consider the same matter.

NOTICE OF GENERAL MEETINGS

50.	Subject to the provisions of the Act, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing or reappointing a person as a director shall be called by at least twenty-one clear days' notice, and all other extraordinary general meetings shall be called by at least fourteen clear days' notice. The notice shall specify the place, the day and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. Subject to the provisions of these articles, notices shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors of the Company.
51.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
51B.
The directors may determine that persons entitled to receive notices of meetings are those persons entered on the register of members at the close of business on a day determined by the directors being not more than twenty-one days before the day that the notices are sent and may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting. Changes to entries on the register of members after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

52.	No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.
53.
If a quorum is not present within half an hour after the time appointed for holding the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the directors may determine. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.
54.
The chairman (if any) of the board of directors, or in his absence the vice-chairman, or in the absence of both of them some other director nominated by the directors, shall preside as chairman of the meeting, but if neither the chairman nor the vice-chairman nor such other director (if any) is present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number present to be chairman and, if there is only one director present and willing to act, he shall be chairman.
55.
If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.
56.	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares.
57.
The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give notice of an adjournment.
58.	If an amendment proposed to any resolution under consideration is ruled out of order by the chairman, the proceedings on the resolution shall not be invalidated by any error in the ruling.
59.
A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded—
(a) by the chairman; or
(b) by not less than five members having the right to vote at the meeting; or

(c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
(d)
by a member or members holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
60.
Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.
61.
The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.
62.
A poll shall be taken as the chairman directs, and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of a poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
63.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.
64.
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs, not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.
65.
No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case, at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

VOTES OF MEMBERS

66.	Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative who is not himself a member entitled to vote, shall have one vote, and on a poll every member shall have one vote for every share of which he is the holder.
67.
In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.
68.
A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, on a show of hands or on a poll, by any person authorised in that behalf by that court, who may on a poll vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.
69.
Unless the directors otherwise determine with a view to a member being entitled to vote or, as the case may be, not being entitled to vote, in respect of each of the share in the Company and the share in Eurotunnel SA comprised in a Unit, no member shall vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him unless all amounts presently payable by him in respect of that share have been paid.
70.
No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is tendered. Subject to any objection made in due time, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

71.
On a poll votes may be given either personally or by representative or proxy (who need not be a member). A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.
72.
An instrument appointing a proxy shall be in writing in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the appointor. A corporation may execute a form of proxy either under its common seal or under the hand of a duly authorsied officer. A member may appoint more than one proxy to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it.
73.	The instrument appointing a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the directors may—
(a)
be deposited at the Office or at such other place in the United Kingdom or France as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or
(b)
in the case of a poll taken more than 48 hours after it was demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for taking the poll; or
(c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting to the chairman or to the secretary or to any director;
and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.
74.
A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice of the determination was received by the Company at the Office, or at such other place at which the instrument of proxy was duly deposited, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.
75.
The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll (and for the purposes of these articles a demand for a poll made by a person as proxy for a member or as the duly authorised representative of a corporate member shall be the same as a demand made by the member).
76.
The directors may at the expense of the Company send instruments of proxy to the members by post or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the directors or any other person. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company's expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission to send such an instrument or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

CORPORATIONS ACTING BY REPRESENTATIVES

77.	Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any separate meeting of the holders of any class of shares. The person so authorised shall be entitled to exercise the same power on behalf of the corporation as the corporation could exercise if it were an individual member of the Company, and the corporation shall for the purposes of these articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

DIRECTORS

78.	Unless otherwise determined by the Company by ordinary resolution the number of directors (other than alternate directors) shall not be more than twenty but shall not be less than three.
79.	A director shall not require a share qualification.

80.
Without limitation to the powers of the directors with regard to the offices of managing director, chief executive and other executive offices under article 100, until otherwise determined by the Company by ordinary resolution, there shall be paid to the directors (other than alternate directors) such fees for their services in the office of director as the directors may determine (not exceeding in the aggregate an annual sum of £200,000* or such larger amount as the Company may by ordinary resolution decide) divided between the directors as they agree, or, failing agreement, equally. The fees shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the directors or of committees of the directors or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of their duties as directors.

ALTERNATE DIRECTORS

81.	Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director appointed by him.
82.
An alternate director shall (unless he is absent from the United Kingdom and France) be entitled to receive notices of meetings of the directors and of committees of the directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not present, and generally to perform all the functions of his appointor as a director in his absence, but shall not (unless the Company by ordinary resolution otherwise determines) be entitled to any fees for his services as an alternate director.
83.
An alternate director shall cease to be in alternate director if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is reappointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.
84.	An appointment or removal of an alternate director shall be by notice to the Company executed by the director making or revoking the appointment or in any other manner approved by the directors.
85.
Save as otherwise provided in these articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults, and he shall not be deemed to be the agent of the director appointing him.
*	Increased to £300,000 by ordinary resolution of the Company dated 6 May 1999.

POWERS OF DIRECTORS

86.	The business of the Company shall be managed by the directors who subject to the provisions of the Act, the memorandum and these articles and to any directions given by special resolution, may exercise all the powers of the Company. No alteration of the memorandum or these articles and no such directions shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this article shall not be limited by any special power given to the directors by these articles and a meeting of the directors at which a quorum is present may exercise all powers exercisable by the directors.
87.
The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and subject to the provisions of the Act and to the provisions of these articles to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS' POWERS

88.	(1)	The directors may delegate any of their powers—
		(a)	to any managing director or any director holding any other executive office;
		(b)
			subject to paragraph (c) to any committee consisting of one or more directors and (if thought fit) one or more other persons, but a majority of the members of the committee shall be directors and no resolution of the committee shall be effective unless a majority of those present when it is passed are directors; and
		(c)
			(in respect of any matters to be decided jointly with the board of Eurotunnel SA pursuant to the provisions hereof) to any committee consisting of three or more directors of the Company, (and unless such directors are also directors of Eurotunnel SA) one or more directors of Eurotunnel SA and (if thought fit) one or more other persons.

(2)
Any such delegation may be subject to any conditions the directors impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject as aforesaid, the proceedings of any committee with three or more members shall be governed by such of these articles as regulate the proceedings of directors so far as they are capable of applying.
89.
The directors may, by power of attorney or otherwise, appoint any person, whether nominated directly or indirectly by the directors, to be the agent of the Company for such purposes and with such powers and subject to such conditions as they think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with the agent as the directors may think fit, and may also authorise the agent to sub-delegate all or any of the powers vested in him.

APPOINTMENT AND RETIREMENT OF DIRECTORS

90.	At the annual general meeting in every year one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third, shall retire from office; but, if there is only one director who is subject to retirement by rotation, he shall retire.
91.
Subject to the provisions of the Act and to the following provisions of these articles, the directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.
92.
If the Company, at the meeting at which a director retires by rotation, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.
93.	(1) No person other than a director retiring by rotation shall be appointed or reappointed a director at any general meeting unless—
(a) he is recommended by the directors; or
(b)
not less than seven nor more than thirty-five days before the date appointed for holding the meeting, notice executed by a member qualified to vote on the appointment or reappointment has been given to the Company of the intention to propose that person for appointment or reappointment, stating the particulars which would, if he were appointed or reappointed, be required to be included in the Company's register of directors, together with notice executed by that person of his willingness to be appointed or reappointed.
(2)
Not less than three nor more than twenty-eight days before the date appointed for holding a general meeting notice shall be given to all who are entitled to receive notice of the meeting of any person in respect of whom notice has been duly given to the Company under paragraph (1) of this article. The notice under this paragraph shall give the particulars of that person stated in the notice under paragraph (1).
94.
At a general meeting a motion for the appointment of two or more persons as directors by a single resolution shall not be made, unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being given against it, and for the purposes of this article a motion for approving a person's appointment or for nominating a person for appointment shall be treated as a motion for his appointment.
95.
Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, and may also determine the rotation in which any additional directors are to retire.
96.
The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed as the maximum number of directors. A director so appointed shall retire at the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting.
97.
Subject as aforesaid, a director who retires at an annual general meeting may be reappointed. If he is not reappointed or deemed to have been reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

98.	Without prejudice to the provisions of the Act, the Company may, by ordinary resolution, remove a director before the expiration of his period of office (but such removal shall be without prejudice to any claim to damages for breach of any contract of service between the director and the Company) and may, by ordinary resolution, appoint another person instead of him. A person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last appointed or reappointed a director.
99.	The office of a director shall be vacated if—
	(a)	he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or
	(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or
	(c)	he is, or may be, suffering from mental disorder and either—
(i)
he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or
(ii)
an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of any person to exercise powers with respect to his property or affairs; or
	(d)	he resigns his office by notice in writing to the Company; or
	(e)	in the case of a director who holds any executive office, his appointment as such is terminated or expires and the directors resolve that his office be vacated; or
	(f)	he is absent for more than six consecutive months without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated;
	(g)	he is requested in writing by all the other directors to resign; or
	(h)	in the case of a director who is also a director or censeur of Eurotunnel SA he ceases to be either a director or censeur of Eurotunnel SA.

DIRECTORS' APPOINTMENTS AND INTERESTS

100.	The directors may appoint one or more of their number to the office of managing director and/or chief executive or to any other executive office under the Company and, subject to the provisions of the Act, any such appointment may be made for such term, at such remuneration and on such other conditions as the directors think fit. Unless otherwise agreed in the contract of service between the director and the Company any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company.
101.	(1)	Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office—
		(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
(b)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and
(c)
shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate;
and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
	(2)	For the purposes of this article—
(a)
a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DIRECTORS' GRATUITIES AND PENSIONS

102.	(1)	The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary or with any partnership or group d'interet economique in which the Company or any of its subsidiaries is a partner or member, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
(2)
Without prejudice to the provisions of article 137 the directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

PROCEEDINGS OF DIRECTORS

103.	(1)	Subject to the provisions of these articles, the directors may regulate their proceedings as they think fit.
(2)
A director may, and the secretary at the request of a director shall, call a meeting of the directors. Subject to paragraph (3) of this article, it shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom and France. Any director may waive notice of a meeting and any such waiver may be retrospective.
(3)
If a director notifies the Company in writing of an address in the United Kingdom or France at which notice of meetings of the directors is to be given to him when he is absent from the United Kingdom and France, he shall, if so absent, be entitled to have notice given to him at that address; but the Company shall not be obliged by virtue of this paragraph to give any director a longer period of notice than he would have been entitled to had he been present in the United Kingdom or France at that address.
(4)
Questions arising at a meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.
104.
No business shall be transacted at any meeting of the directors unless a quorum is present. The quorum may be fixed by the directors and unless so fixed at any other number shall be three. An alternate director who is not himself a director shall, if his appointor is not present, be counted in the quorum.
105.
The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.
106.
The directors may elect from their number, and remove, a chairman and a vice-chairman of the board of directors. The chairman, or in his absence the vice-chairman, shall preside at all meetings of the directors, but if there is no chairman or vice-chairman, or if at the meeting neither the chairman nor the vice-chairman is present within five minutes after the time appointed for the meeting, or if neither of them is willing to act as chairman, the directors present may choose one of their number to be chairman of the meeting.

107.
	All acts done by a meeting of the directors, or of a committee of the directors, or by a person acting as a director, shall notwithstanding that it may afterwards be discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.
108.
	A resolution in writing executed by all the directors entitled to receive notice of a meeting of the directors or of a committee of the directors shall be as valid and effectual as if it had been passed at a meeting of the directors or (as the case may be) a committee of the directors duly convened and held, and may consist of several documents in the like form each executed by one or more directors, but a resolution executed by an alternate director need not also be executed by his appointor and, if it is executed by a director who has appointed an alternate director, it need not also be executed by the alternate director in that capacity.
109.	(1)
		Save as otherwise provided by these articles, a director shall not vote at a meeting of the directors on any resolution concerning a matter in which he has, directly or indirectly, a material interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, the Company), unless his interest arises only because the case falls within one or more of the following sub-paragraphs—
		(a)
			his interest arises by virtue of his being a director (including an executive director) of Eurotunnel SA or any subsidiary thereof or an employee or consultant of a partnership or groupe d'interet economique in which the Company or any subsidiary is a partner or member;
		(b)
			the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the Company or any of its subsidiaries;
		(c)
			the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the Company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;
		(d)
			his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares in or debentures or other securities of the Company for subscription, purchase or exchange;
		(e)	the resolution relates in any way to a retirement benefits scheme which has been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes;
		(f)
			the resolution relates to an arrangement for the benefit of the employees of the Company or any of its subsidiaries or of any partnership or groupe d'interet economique in which the Company or any subsidiary is a partner or member, including but without being limited to an employees' share scheme, which does not accord to any director as such any privilege or advantage not generally accorded to the employees to whom the arrangement relates;
		(g)
			the resolution relates to a transaction or arrangement with any other company in which he is interested, directly or indirectly, provided that he is not the holder of or beneficially interested in one per cent or more of the equity share capital of that company (or of any other company through which his interest is derived) and not entitled to exercise one per cent or more of the voting rights available to members of the relevant company;
		(h)
			the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase or maintain for or for the benefit of any directors of the Company or for persons who include directors of the Company provided that for the purposes of this paragraph insurance shall mean only insurance against liability incurred by a director in respect of any such act or omission by him that is referred to in article 102(2) or any other insurance which the Company is empowered to purchase or maintain for or for the benefit of any group of persons consisting of or including directors of the Company.
	(2)
		For the purposes of this article, an interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when these articles became binding on the Company) connected with a director shall be taken to be the interest of that director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.
110.	A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

111.
The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these articles prohibiting a director from voting at a meeting of the directors or of a committee of the directors.
112.
Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate partnership or groupe d'interet economique in which the Company is interested, the proposals may be divided and considered in relation to each director separately and (provided he is not under article 109(1)(g) or any of the other preceding provisions of these articles or for any other reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.
113.
If a question arises at a meeting of the directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting (or, if the director concerned is the chairman, to the other directors at the meeting), and his ruling in relation to any director other than himself (or, as the case may be, the ruling of the majority of the other directors in relation to the chairman) shall be final and conclusive.

MINUTES

114.	The directors shall cause minutes to be made in books kept for the purpose—
	(a)	of all appointments of officers made by the directors; and
(b)
of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of the directors, including the names of the directors present at each such meeting.

SECRETARY

115.	Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and on such other conditions as they think fit; and any secretary so appointed may be removed by them.

THE SEAL

116.	The seal shall be used only by the authority of a resolution of the directors or of a committee of the directors. The directors may determine whether any instrument to which the seal is affixed, shall be signed and, if it is to be signed, who shall sign it. Unless otherwise so determined—
(a)
Unit Certificates in respect of Units comprising shares in certificated form and, subject to the provisions of.any instrument constituting the same, certificates issued under the seal in respect of any warrants, debentures or other securities in certificated form, need not be signed and any signature may be affixed to any such certificate by any mechanical means approved by the directors; and
	(b)	every other instrument to which the seal is affixed shall be signed by one director and by the secretary or another director.
117.	Subject to the provisions of the Act, the Company may have an official seal for use in any place abroad.

DIVIDENDS

118.	Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.
119.
Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend or any shares having deferred or non-preferred rights.

120.
Except as otherwise provided by these articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up in respect of the nominal value of the shares (otherwise than in advance of calls) on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly. In any other case, dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. The directors may make arrangements to allow shareholders to receive dividends in currencies other than sterling using, for this purpose, such rates of exchange as the directors think fit.
121.
A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.
122.
Any dividend or other money payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other money payable in respect of the share.
123.	No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.
124.	Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

CAPITALISATION OF PROFITS

125.	The directors may with the authority of an ordinary resolution of the Company and subject always to article 4(2)—
(a)
subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;
(b)
appropriate the sum resolve to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;
(c)
resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;
(d)
make such provision by the issue of fractional certificates (or by ignoring fractions) or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions;
(e)
authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and
	(f)	generally do all acts and things required to give effect to such resolution as aforesaid.

RECORD DATES

126.	Notwithstanding any other provision of these articles, but without prejudice to any rights attached to any existing shares, the Company or the directors may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTS

127.	No member (other than a director) shall have any right of inspecting any accounting record or other document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company.
128.
A printed copy of the directors' and auditors' reports accompanied by printed copies of the balance sheet and every document required by the Act to be annexed to the balance sheet shall, not less than twenty-one clear days before the annual general meeting before which they are to be laid, be delivered or sent by post to every member and holder of debentures of the Company, and to the auditors; but this article shall not require a copy of those documents to be sent to any member or holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as may be required by the regulations of that stock exchange. Provided that the requirements of this article in relation to the documentation to be sent to members shall be deemed to be satisfied by sending to each member where permitted by the Act and in lieu of the said copies, a summary financial statement derived from the Company's annual accounts and the directors' report in the form and containing the information prescribed by the Act and any regulations made thereunder.

NOTICES

129.	Any notice to be given to or by any person pursuant to these articles shall be in writing, except that a notice calling a meeting of the directors need not be in writing.
130.
The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope posted in the United Kingdom or France addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom or France and who gives to the Company an address within the United Kingdom or France at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.
131.
A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
132.
Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title; but this article does not apply to a notice given under section 212 of the Act.
133.
Any notice to be given by the Company to the members or any of them, and not provided for by or pursuant to these articles, including any notice required to be given to the holders of bearer certificates, shall be sufficiently given if given by advertisement inserted once in at least one national daily newspaper published in the United Kingdom and one leading daily newspaper published in France. The holders of bearer shares shall not in any other manner be entitled to any notice by the Company.
134.
A notice sent by post shall be deemed to have been given on the day following that on which the envelope containing the notice was posted in the United Kingdom or France. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that notice was given. A notice given by advertisement shall be deemed to have been served on the day on which the advertisement is published or, if published more than once, on the first day it is published.

135.
A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it in any manner authorised by these articles for the giving of notice to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at the address, if any, within the United Kingdom or France supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

WINDING UP

136.	If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

137.	Subject to the provisions of and so far as may be consistent with the Act, but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company or from liability to pay any amount in respect of shares acquired by a nominee of the Company.